EXHIBIT 107.1

Calculation of Filing Fee Tables

424(b)(7)
(Form Type)

Solventum Corporation
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees To Be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fees Previously Paid (1)	Equity	Common stock, par value $0.01 per share	Rule 457(r)	8,800,000	$73.65	$648,120,000	0.00015310	$99,227.18	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					$648,120,000		$99,227.18
	Total Fees Previously Paid							$99,227.18
	Total Fee Offsets							-
	Net Fee Due							$0

(1) On August 8, 2025, the Registrant paid $380,016.08 in connection with the filing of an automatically effective registration statement on Form S-3 (File No. 333-289578) filed by the Registrant on August 13, 2025. A portion of such previously paid and unutilized registration fee is being applied to offset the $99,227.18 registration fee for the securities registered herein.